UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 11, 2005

Date of Report (Date of earliest event reported)

IMPSAT Fiber Networks, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 000-29085

Delaware	52-1910372
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Elvira Rawson de Dellepiane 150

Piso 8, C1107BCA

Buenos Aires, Argentina

(Address of principal executive offices)

(Zip Code)

(5411) 5170-0000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 8.01 Other Events

On February 11, 2005, IMPSAT Fiber Networks, Inc. (the “Company”) issued a press release regarding the formation of a special committee of the Company’s board of directors. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s press release.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.
99.1	February 11, 2005 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPSAT FIBER NETWORKS, INC. (Registrant)

Date: February 14, 2005	By:	/s/ Héctor Alonso
Héctor Alonso Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 11, 2005. Filed herewith.

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